Exhibit 4.g

Fidelity & Guaranty Life Insurance Company

SPECIFICATIONS PAGE–INDEX-LINKED INTEREST STRATEGY RIDER(S)

The elements used in determining the credited rate from the index are not guaranteed and can be changed by Us, subject to the guarantees in this Contract, and any such changes can affect the return.

Index-Linked Interest Strategy	Buffer Rate	Floor Rate	Initial Cap Rate*	Initial Participation Rate*	Initial Spread Rate*	Initial Performance Trigger Rate*	Minimum Cap Rate	Minimum Participation Rate	Maximum Spread Rate	Minimum Performance Trigger Rate
[PTP with Buffer Cap]	[10%]	[n/a]	[3.00%]	[100%]	[0.00%]	[n/a]	[1.00%]	[10%]	[0.00%]	[n/a]
[PTP with Buffer Performance Trigger]	[20%]	[n/a]	[n/a]	[n/a]	[n/a]	[2.50%]	[n/a]	[n/a]	[n/a]	[1.00%]
[PTP with Floor Cap]	[n/a]	[-10%]	[3.00%]	[100%]	[0.00%]	[n/a]	[1.00%]	[10%]	[0.00%]	[n/a]
[PTP with Buffer Cap]	[10%]	[n/a]	[3.00%]	[100%]	[0.00%]	[n/a]	[1.00%]	[10%]	[0.00%]	[n/a]
[PTP with Buffer Cap]	[10%]	[n/a]	[3.00%]	[100%]	[0.00%]	[n/a]	[1.00%]	[10%]	[0.00%]	[n/a]
[PTP with Multi-Index Buffer Cap]	[10%]	[n/a]	[3.00%]	[100%]	[0.00%]	[n/a]	[1.00%]	[10%]	[0.00%]	[n/a]
[Annual Lock Buffer]	[10%]	[n/a]	[3.00%]	[100%]	[0.00%]	[n/a]	[1.00%]	[10%]	[0.00%]	[n/a]
[...]

*

Cap Rate, Spread Rate, Participation Rate and Performance Trigger Rate are declared in advance of a Crediting Period (as applicable) and guaranteed for that Crediting Period. The declared Cap Rate for any Crediting Period, if applicable, will not be less than the Minimum Cap Rate for the Crediting Strategy. The declared Participation Rate for any Crediting Period, if applicable, will not be less than the Minimum Participation Rate for the Crediting Strategy. The declared Spread Rate for any Crediting Period, if applicable, will not be greater than the Maximum Spread Rate for the Crediting Strategy. The declared Performance Trigger Rate for any Crediting Period will not be less than the Minimum Performance Trigger Rate for the Crediting Strategy.

ASSET ADJUSTMENT SPECIFICATIONS TABLE

Initial Asset Adjustment Period

[X] Contract Years

The Initial Asset Adjustment Period begins on the rider effective date.

[After the Initial Asset Adjustment Period, the Asset Adjustment is equal to zero.]

[After the Initial Asset Adjustment Period, a new Asset Adjustment Period begins for each subsequent Crediting Period.]

Asset Adjustment Reference Index	[TCM yield curve or Barclays US Aggregate Index] [Yield Rate] [with time to maturity equal to the [remaining] MVA Period]. [Straight line interpolation is used to determine the rate for a period to maturity not published.]

[Asset Adjustment Reference Index Disclosure	[current disclosure language]]

[1]

SPEC-RILA-INDEX-LINKED (05-22)

Fidelity & Guaranty Life Insurance Company

SPECIFICATIONS PAGE–INDEX-LINKED INTEREST STRATEGY RIDER(S) (CONTINUED)

Index Definitions

Index-linked returns do not include the portion of returns generated by the underlying index that come from dividends, unless specified otherwise.

•	[S&P 500 is the Standard & Poor’s 500 Composite Stock Price Index (which excludes dividends); its Index Value is the closing value of the S&P 500 index.]

•

[Gold is the gold commodity as defined by the London Bullion Market Association; its Index Value is Gold Price, defined as the USD p.m. closing price of Gold printed by the London Bullion Market Association.]

•	[BXIITBZ5 is the Barclays Trailblazer Sectors 5 Index; its Index Value is the closing value of the BXIITBZ5 index.]

•

[IVV is the iShares Core S&P 500 ETF; its Index Value is the closing price of the ETF, generally the last price at which the ETF trades during a regular trading session on its primary exchange listing.]

•	[EFA is the iShares MSCI EAFE ETF; its Index Value is the closing price of the ETF, generally the last price at which the ETF trades during a regular trading session on its primary exchange listing.]

•

[LQD is the iShares iBoxx $ Investment Grade Corporate Bond ETF; its Index Value is the closing price of the ETF, generally the last price at which the ETF trades during a regular trading session on its primary exchange listing.]

•

[IEF is the iShares 7-10 Year Treasury Bond ETF; its Index Value is the closing price of the ETF, generally the last price at which the ETF trades during a regular trading session on its primary exchange listing.]

•

[IYR is the iShares US Real Estate ETF; its Index Value is the closing price of the ETF, generally the last price at which the ETF trades during a regular trading session on its primary exchange listing.]

•	[IAU is the iShares Gold Trust; its Index Value is the closing price, generally the last price at which the iShares Gold Trust trades during a regular trading session on its primary exchange listing.]

•	[Balanced Asset 10 is the Balanced Asset 10 Index; its Index Value is the closing price of the CIBQB10E index.]

•	[Balanced Asset 5 is the Balanced Asset 5 Index; its Index Value is the closing price of the CIBQB05E index.]

•	[MSUSMSDR is the Morgan Stanley Dynamic Rotator Index; its Index Value is the closing value of the MSUSMSDR index.]

•	[GSGFI5E is the Goldman Sachs Global Factor Index; its Index Value is the closing value of the GSGFI5E index.]

•	[BOFAMPGR, BOFAMPBA, BOFAMPDE Indices; the Index Values are the closing value of each index. Indices are used in conjunction with a multi-index strategy.]

•	[MXEA is the MSCI EAFE Index; its Index Value is the closing value of the MXEA index.

•	[RTY is the Russell 2000 Index; its Index Value is the closing value of the RTY index.]

•	[NDX is the Nasdaq-100 Index; its Index Value is the closing value of the NDX index.]

[2]

SPEC-RILA-INDEX-LINKED (05-22)

Fidelity & Guaranty Life Insurance Company

SPECIFICATIONS PAGE–INDEX DISCLOSURE(S)

[S&P 500 Index]

[current disclosure language]

[Barclays Trailblazer Sectors 5 Index]

[current disclosure language]

[ETF]

[current disclosure language]

[Balanced Asset 10/5]

[current disclosure language]

[Morgan Stanley Dynamic Rotator]

[current disclosure language]

[Goldman Sachs Global Factor]

[current disclosure language]

[Hindsight 20/20]

[current disclosure language]

[MSCI EAFE]

[current disclosure language]

[Russell 2000]

[current disclosure language]

[Nasdaq 100]

[current disclosure language]

[3]

SPEC-RILA-INDEX-LINKED (05-22)